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EXHIBIT 23.5

[LETTERHEAD OF UBS SECURITIES LLC]

The Board of Directors
Cobalt Corporation
401 West Michigan Street
Milwaukee, Wisconsin 53203

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter as Appendix B to, and to the reference thereto under the caption "SUMMARY—Opinion of Cobalt's Financial Advisor" and "THE MERGER—Opinion of Cobalt's Financial Advisor" in, the Proxy Statement/Prospectus relating to the proposed merger involving Cobalt Corporation and WellPoint Health Networks Inc. ("WellPoint"), which Proxy Statement/Prospectus forms a part of the Registration Statement on Form S-4 of WellPoint to be filed on the date hereof. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ UBS SECURITIES LLC UBS SECURITIES LLC
New York, New York August 21, 2003

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  EXHIBIT 23.5